UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2023

COTERRA ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2023, Coterra Energy Inc. (the “Company”) announced that Scott C. Schroeder, the Company’s current Executive Vice President and Chief Financial Officer, will be retiring effective September 30, 2023. Christopher H. Clason, the Company’s Senior Vice President and Chief Human Resources Officer, is also separating from the Company for good reason pursuant to his legacy Cimarex Energy Co. severance compensation agreement, which is described below, and retiring effective September 30, 2023. To ensure a smooth transition, each has agreed to remain an employee of the Company through his separation of service, with each serving as Special Advisor to the Chief Executive Officer (“CEO”) beginning on the date his respective successor is appointed.

Also on June 15, 2023, the Company announced that Shannon E. Young, III, 52, will join the Company as Executive Vice President and Chief Financial Officer on or about July 10, 2023. Since May 2019, Mr. Young has served as Executive Vice President and Chief Financial Officer of Talos Energy Inc. (“Talos”). Prior to joining Talos, Mr. Young served in similar positions with Sheridan Production Company, LLC, Cobalt International Energy, Inc. and Talos Energy LLC. Mr. Young served as a Managing Director for the Global Energy Group at Goldman, Sachs & Co. from 2010 to 2014 and was an investment banker at Morgan Stanley from 1998 to 2010. Mr. Young earned a B.B.A. in Finance from the University of Texas at Austin and an M.B.A., with distinction, from the Amos Tuck School of Business at Dartmouth College.

In connection with his appointment, Mr. Young’s annual base salary will be $620,000 and he is eligible to participate in the Company’s short-term incentive plan at a rate of 100% of annual base salary. Mr. Young will also participate in the Company’s long-term incentive plan. To replace current long-term incentives and create retention, Mr. Young will receive a one-time long-term restricted stock unit grant valued at $2,000,000, a one-time long-term performance stock grant valued at $2,000,000, and a cash payment of $100,000 upon commencement of his employment with the Company. The Company also plans to enter into its standard indemnification agreement and severance compensation agreement with Mr. Young, the forms of which were included as Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2021 and Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, respectively.

Prior to the successful combination of Cabot Oil & Gas Corporation and Cimarex Energy Co. (“Cimarex”) on October 1, 2021 to form the Company, Mr. Clason entered into a severance compensation agreement with Cimarex that provides that if Mr. Clason is terminated without cause or for good reason within a specified time following a change in control, Mr. Clason is entitled to severance payments and 24 months of continued medical, dental, vision disability and life insurance benefits. The terms of Mr. Clason’s severance compensation agreement with Cimarex are further described on pages 42 and 58 of the Company’s Definitive Proxy Statement filed with the SEC on March 20, 2023, which description is incorporated herein by reference.

Item 8.01 Other Events.

The Company has appointed Andrea M. Alexander as Senior Vice President and Chief Human Resources Officer effective July 10, 2023. Since June 2021, Ms. Alexander has served as Chief People Officer of Rent the Runway, Inc. Previously, Ms. Alexander served in various roles of increasing responsibility, including Associate Partner and Professional Development Manager, at McKinsey & Company, a management consulting company, from September 2009 to June 2021. Ms. Alexander also serves on the board of directors of two non-profit organizations, Teach for America Houston and Buffalo Bayou Partnership. Ms. Alexander holds a B.Sc. in Economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated June 15, 2023.

104 Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTERRA ENERGY INC.

By:	/s/ Adam M. Vela
Adam M. Vela
Vice President and General Counsel

Date: June 15, 2023